UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
F&G Annuities & Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware	85-2487422

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Grand Avenue, Suite 2600, Des Moines Iowa	50309

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.300% Junior Subordinated Notes due 2065	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-282432 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Descriptions of F&G Annuities & Life, Inc.’s (“F&G”) 7.300% Junior Subordinated Notes due 2065 to be registered hereby are contained under the caption “Description of the Notes” in the prospectus supplement, dated January 6, 2025, as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(5) under the Securities Act of 1933 and under the caption “Description of the Debt Securities and Guarantees” in the accompanying prospectus, dated October 1, 2024, included in F&G’s Registration Statement on Form S-3 (File No. 333-282432), and such prospectus supplement and prospectus are incorporated herein by reference.
Item 2. Exhibits

Exhibit No.	Description
4.1	Form of Indenture, between F&G, and Citibank, N.A., as trustee.
4.2	Form of First Supplemental Indenture relating to the 7.300% Junior Subordinated Notes due 2065, between F&G Annuities & Life, Inc. and Citibank, N.A., as trustee.
4.3	Form of 7.300% Junior Subordinated Note due 2065 (included in Exhibit 4.2).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

F&G Annuities & Life, Inc.

Date: January 7, 2025	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel and Corporate Secretary